SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 15, 2007

Wells Real Estate Investment Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	0-25739	58-2328421
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6200 The Corners Parkway, Suite 500, Norcross, Georgia 30092

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (770) 325-3700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Change in Director Compensation Program

On May 15, 2007 and May 19, 2007, the board of directors of Wells Real Estate Investment Trust, Inc. (the “Registrant”), upon recommendation of the compensation committee of the board of directors of the Registrant (the “Compensation Committee”), approved the following modifications to the cash compensation program for independent directors serving on the board, effective as of May 1, 2007:

•	Annual retainer paid to each independent director: $35,000

•	Additional annual retainer paid to non-employee Chairman of the board of directors: $65,000

•	Annual retainers for serving as a chairman of a committee of the board of directors:

¡	Audit Committee Chairman: $10,000

¡	Compensation Committee Chairman: $7,500

¡	Chairman of the Nominating and Corporate Governance Committee, Capital Committee and other Committees: $5,000

•	Attendance at regularly scheduled board of directors meetings: $1,500

•	Attendance at special board of directors meetings: $750

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Attendance at committee meetings: $1,500 (except that members of the Audit Committee will be paid $2,500 per meeting attended for each of the four meetings necessary to review the Registrant’s quarterly and annual financial statements)

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Deferred Stock Awards to Certain Executive Officers

On May 18, 2007, pursuant to the authorization of the Compensation Committee, the Registrant issued grants of deferred stock awards (each, an “Award”) to various employees and certain of the Registrant’s executive officers with respect to shares of the Registrant’s Common Stock, par value $0.01 (the “Shares”), pursuant to the Registrant’s 2007 Omnibus Incentive Plan. The executive officers of the Registrant listed below will collectively receive 282,500 Shares pursuant to the Awards upon the Shares fully vesting. In connection with the grants, the Registrant entered into deferred stock award agreements with each of the following executive officers of the Registrant for the Awards and with respect to the number of Shares indicated below:

Name	Title	Award (Number of Shares upon full vesting)
Donald A. Miller, CFA	President and Chief Executive Officer (Principal Executive Officer)	102,500
Robert E. Bowers	Chief Financial Officer (Principal Financial Officer)	60,000
Raymond L. Owens	Executive Vice President—Capital Markets	70,000
Carroll A. Reddic, IV	Executive Vice President—Real Estate Operations	25,000
Laura P. Moon	Senior Vice President and Chief Accounting Officer	25,000

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Pursuant to the deferred stock award agreements, each officer’s interest in his or her Award vests as follows: (1) one-fourth of the Shares subject to the Award will vest upon execution of the deferred stock award agreement and a related confidentiality and non-solicitation agreement (collectively, the “Award Agreements”) provided such officer remains continuously employed with the Registrant (or a subsidiary) from the date of the Award (the “Award Date”) through the date of execution of the Award Agreements; and (2) another one-fourth of the Shares subject to the Award will vest on each anniversary of the Award Date until the officer becomes vested in all Shares subject to the Award provided such officer (A) has executed the Award Agreements and (B) remains continuously employed by the Registrant (or a subsidiary) from the Award Date through the respective anniversary of the Award Date. All of the Shares subject to an officer’s Award automatically vest if such officer’s employment with the Registrant (or subsidiary) terminates as the result of his or her death, disability, layoff, retirement, termination without cause, or if there is a change in control of the Registrant, as defined in the Registrant’s 2007 Omnibus Incentive Plan. If an officer’s employment with the Registrant (or a subsidiary) terminates for any other reason before all of the Shares subject to such officer’s Award have vested, then the officer will forfeit any unvested Shares.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
99.1	Summary Sheet Reflecting the Director Compensation

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

WELLS REAL ESTATE INVESTMENT TRUST, INC.
(Registrant)

By:	/s/ Robert E. Bowers
Robert E. Bowers
Chief Financial Officer and Executive Vice President

Date: May 21, 2007

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